Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations – Lauren Hoyt-Williams, (813) 351-9203
investor.lpl.com/contactus.cfm
LPL Financial Announces First Quarter 2022 Results

Key Financial Results
•Net Income was $134 million, up 3% from a year ago and translating to diluted earnings per share ("EPS") of $1.64, up 3% from a year ago.
•EPS prior to amortization of intangible assets and acquisition costs* increased 10% year-over-year to $1.95.
◦Gross profit* increased 15% year-over-year to $669 million.
◦Core G&A* increased 19% year-over-year to $281 million.
◦EBITDA* of $267 million increased 10% year-over-year and EBITDA* as a percentage of Gross profit* was 40%.

Key Business Results
•Total advisory and brokerage assets increased 21% year-over-year to $1.16 trillion.
◦Advisory assets increased 26% year-over-year to $624 billion.
◦Advisory assets as a percentage of total assets increased to 53.7%, up from 51.8% a year ago.
•Total organic net new assets were $18 billion, translating to 6% annualized growth, and $107 billion over the past twelve months, translating to 11% annualized growth.
◦Total organic net new asset annualized growth rate was 6% in January, 5% in February and 7% in March.
◦Organic net new advisory assets were $17 billion, translating to 11% annualized growth.
•Recruited assets(1) were $10 billion.
◦Recruited assets over the trailing twelve months were $76 billion, up approximately 34% from a year ago.
•LPL Services Group had annualized revenue of $30 million in Q1, up more than 70% from a year ago.
◦Services Group subscriptions were 3,529 at the end of Q1, more than double a year ago and up by 507 sequentially.
•Advisor count(2) was 20,091, up 215 sequentially and 2,419 year-over-year.**
•Total client cash balances were $62 billion, an increase of $5 billion sequentially.
◦Client cash balances as a percentage of total assets were 5.3%, up from 4.7% at the end of Q4.

Key Capital and Liquidity Results
•Corporate cash(3) was $270 million.
•Leverage ratio(4) was 2.16x.
•Share repurchases were $50 million for 292 thousand shares at an average price of $171 per share.
•Dividends paid of $20 million.

*See the Non-GAAP Financial Measures section and the end notes to this release for further details about these non-GAAP financial measures.
**This included the addition of 1,209 advisors from Waddell & Reed.

Key Updates
•Bank sweep demand: Added new floating rate capacity, which drove a $3 billion increase in Insured Cash Account balances in Q1.
•CUNA Brokerage Services, Inc. ("CBSI"): Expected to onboard in the second quarter of 2022. CBSI supports ~550 financial advisors across almost 300 credit unions that collectively serve ~$36 billion in brokerage and advisory assets.***
•People's United Bank ("People's"): Following the close of M&T Bank's acquisition of People's, M&T plans for People's to join LPL's institutional platform in the second half of 2022. People's supports ~30 financial advisors who collectively serve ~$6 billion in brokerage and advisory assets.****
•Investor and Analyst Day: The Company will hold its next event on November 16, 2022 in New York City.

SAN DIEGO - April 28, 2022 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its first quarter ended March 31, 2022, reporting net income of $134 million, or $1.64 per share. This compares with $130 million, or $1.59 per share, in the first quarter of 2021 and $108 million, or $1.32 per share, in the prior quarter.
"Over the past quarter, we remained focused on our mission of taking care of our advisors, so they can take care of their clients," said Dan Arnold, President and CEO. "This led to the continued enhancement of the appeal of our model in the advisor-centered marketplace and contributed to another quarter of solid business results."
“As we move into 2022, we remain focused on serving our advisors, growing our business, and delivering shareholder value," said Matt Audette, CFO. "Additionally, we are looking forward to onboarding CUNA later this quarter and People's in the second half of this year. We are excited by our strong and growing pipeline, positioning us to drive additional growth and long-term shareholder value."
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, April 28. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 3557307, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until May 5 and May 19, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 3557307.
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader in the markets we serve†, supporting over 20,000 financial advisors, including advisors at approximately 800 institution-based investment programs and at approximately 500 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to personalized guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.
† Top RIA custodian (Cerulli Associates, 2020 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S (Based on total revenues, Financial Planning magazine 1996-2021); No. 1 provider of third-party brokerage services to banks and credit unions (2020-2021 Kehrer Bielan Research & Consulting Annual TPM Report); Fortune 500 as of June 2021.
LPL and its affiliated companies provide financial services only from the United States.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), an SEC-registered broker-dealer and investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

***Estimates as of June 14, 2021. Estimate of brokerage and advisory assets served includes approximately $4.4 billion of assets on third party asset management platforms and retirement plan assets, which LPL will not include in its reporting of total advisory and brokerage assets.
****Estimates as of March 31, 2022. Estimate of brokerage and advisory assets includes approximately $0.5 billion of assets on third party asset management platforms and retirement plan assets, which LPL will not include in its reporting of total advisory and brokerage assets.

Forward-Looking Statements
Statements in this press release regarding:

•the amount and timing of the onboarding of brokerage and advisory assets from CUNA and People's;
•the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2022 Core G&A* outlook);
•future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value; and
•any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements.

These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of April 28, 2022. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity or the timing of events to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of People's or CUNA's advisors;
•disruptions in the businesses of the Company, CUNA, or M&T Bank that could make it more difficult to maintain relationships with their respective advisors and their clients;
•the choice by clients of People's and CUNA's advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs;
•the effects of the COVID-19 pandemic, including efforts to contain it; and
•the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2021 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income(5)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31,	December 31,		March 31,
	2022	2021	Change	2021	Change
REVENUE
Advisory	$1,047,097	$997,338	5%	$722,046	45%
Commission	585,525	612,837	(4%)	557,229	5%
Asset-based	296,401	302,040	(2%)	264,706	12%
Service and fee	112,812	110,385	2%	96,824	17%
Transaction	46,726	39,306	19%	44,120	6%
Interest income	7,745	7,780	—%	6,518	19%
Other	(30,613)	24,506	n/m	16,174	n/m
Total revenue	2,065,693	2,094,192	(1%)	1,707,617	21%
EXPENSE
Advisory and commission	1,374,134	1,431,157	(4%)	1,108,899	24%
Compensation and benefits	192,034	209,630	(8%)	161,540	19%
Promotional	87,002	87,743	(1%)	54,181	61%
Occupancy and equipment	51,112	47,800	7%	43,584	17%
Depreciation and amortization	45,454	40,816	11%	35,499	28%
Interest expense on borrowings	27,211	27,121	—%	25,059	9%
Amortization of other intangibles	21,196	20,373	4%	17,431	22%
Brokerage, clearing and exchange	22,600	20,372	11%	19,364	17%
Professional services	19,022	18,384	3%	15,625	22%
Communications and data processing	15,127	15,549	(3%)	11,993	26%
Loss on extinguishment of debt	—	—	—%	24,400	(100%)
Other	37,422	38,688	(3%)	24,900	50%
Total expense	1,892,314	1,957,633	(3%)	1,542,475	23%
INCOME BEFORE PROVISION FOR INCOME TAXES	173,379	136,559	27%	165,142	5%
PROVISION FOR INCOME TAXES	39,635	28,478	39%	35,522	12%
NET INCOME	$133,744	$108,081	24%	$129,620	3%
EARNINGS PER SHARE
Earnings per share, basic	$1.67	$1.35	24%	$1.63	2%
Earnings per share, diluted	$1.64	$1.32	24%	$1.59	3%
Weighted-average shares outstanding, basic	79,976	80,064	—%	79,697	—%
Weighted-average shares outstanding, diluted	81,572	81,744	—%	81,622	—%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Cash and equivalents	$1,009,693	$495,246
Cash segregated under federal or other regulations	644,986	1,496,463
Restricted cash	92,393	80,655
Receivables from clients, net	624,188	578,889
Receivables from brokers, dealers and clearing organizations	154,398	102,503
Advisor loans, net	970,368	963,869
Other receivables, net	587,601	581,483
Investment securities ($32,619 and $39,274 at fair value at March 31, 2022 and December 31, 2021, respectively)	43,709	49,192
Property and equipment, net	685,771	658,841
Goodwill	1,642,468	1,642,443
Other intangibles, net	433,925	455,028
Other assets	883,831	886,988
Total assets	$7,773,331	$7,991,600
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$1,568,025	$1,712,224
Payables to brokers, dealers and clearing organizations	149,237	170,119
Accrued advisory and commission expenses payable	210,884	222,379
Corporate debt and other borrowings, net	2,722,396	2,814,044
Accounts payable and accrued liabilities	331,333	384,025
Other liabilities	1,056,450	1,018,276
Total liabilities	6,038,325	6,321,067
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 129,220,710 shares and 128,758,086 shares issued at March 31, 2022 and December 31, 2021, respectively	129	129
Additional paid-in capital	1,861,019	1,841,402
Treasury stock, at cost — 49,160,358 shares and 48,768,145 shares at March 31, 2022 and December 31, 2021, respectively	(2,569,035)	(2,498,600)
Retained earnings	2,442,893	2,327,602
Total stockholders’ equity	1,735,006	1,670,533
Total liabilities and stockholders’ equity	$7,773,331	$7,991,600

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q1 2022	Q4 2021	Change	Q1 2021	Change
Gross Profit(6)
Advisory	$1,047,097	$997,338	5%	$722,046	45%
Sales-based commissions	240,331	248,382	(3%)	236,273	2%
Trailing commissions	345,194	364,455	(5%)	320,956	8%
Advisory fees and commissions	1,632,622	1,610,175	1%	1,279,275	28%
Production-based payout(7)	(1,405,698)	(1,410,458)	—%	(1,095,377)	28%
Advisory fees and commissions, net of payout	226,924	199,717	14%	183,898	23%
Client cash	84,716	82,109	3%	97,104	(13%)
Other asset-based(8)	211,685	219,931	(4%)	167,602	26%
Service and fee	112,812	110,385	2%	96,824	17%
Transaction	46,726	39,306	19%	44,120	6%
Interest income and other, net(9)	8,696	11,587	(25%)	9,170	(5%)
Total net advisory fees and commissions and attachment revenue	691,559	663,035	4%	598,718	16%
Brokerage, clearing and exchange expense	(22,600)	(20,372)	11%	(19,364)	17%
Gross Profit(6)	668,959	642,663	4%	579,354	15%

G&A Expense
Core G&A(10)	280,907	299,401	(6%)	236,262	19%
Regulatory charges	7,323	8,442	(13%)	7,595	(4%)
Promotional (ongoing)(11)(12)	87,411	86,071	2%	54,181	61%
Acquisition costs(12)	13,323	14,291	(7%)	2,429	n/m
Employee share-based compensation	12,755	9,589	33%	11,356	12%
Total G&A	401,719	417,794	(4%)	311,823	29%
Loss on extinguishment of debt	—	—	—%	24,400	(100%)
EBITDA(13)	267,240	224,869	19%	243,131	10%
Depreciation and amortization	45,454	40,816	11%	35,499	28%
Amortization of other intangibles	21,196	20,373	4%	17,431	22%
Interest expense on borrowings	27,211	27,121	—%	25,059	9%
INCOME BEFORE PROVISION FOR INCOME TAXES	173,379	136,559	27%	165,142	5%
PROVISION FOR INCOME TAXES	39,635	28,478	39%	35,522	12%
NET INCOME	$133,744	$108,081	24%	$129,620	3%
Earnings per share, diluted	$1.64	$1.32	24%	$1.59	3%
Weighted-average shares outstanding, diluted	81,572	81,744	—%	81,622	—%
EPS prior to amortization of intangible assets and acquisition costs(14)	$1.95	$1.63	20%	$1.77	10%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2022	Q4 2021	Change	Q1 2021	Change
Market Drivers
S&P 500 Index (end of period)	4,530	4,766	(5%)	3,973	14%
Russell 2000 Index (end of period)	2,070	2,245	(8%)	2,221	(7%)
Fed Funds daily effective rate (average bps)	12	8	4bps	8	4bps

Advisory and Brokerage Assets
Advisory assets(15)	$624.3	$643.2	(3%)	$496.7	26%
Brokerage assets(16)	538.8	563.2	(4%)	461.6	17%
Total Advisory and Brokerage Assets	$1,163.1	$1,206.4	(4%)	$958.3	21%
Advisory as a % of Total Advisory and Brokerage Assets	53.7%	53.3%	40bps	51.8%	190bps

Assets by Platform
Corporate platform advisory assets(17)	$415.8	$429.6	(3%)	$317.5	31%
Independent RIA advisory assets(18)	208.5	213.6	(2%)	179.2	16%
Brokerage assets	538.8	563.2	(4%)	461.6	17%
Total Advisory and Brokerage Assets	$1,163.1	$1,206.4	(4%)	$958.3	21%

Centrally Managed Assets
Centrally managed assets(19)	$93.8	$96.1	(2%)	$77.0	22%
Centrally Managed as a % of Total Advisory Assets	15.0%	14.9%	10bps	15.5%	(50bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q1 2022	Q4 2021	Change	Q1 2021	Change
Net New Assets (NNA)
Net new advisory assets(20)	$17.4	$24.2	n/m	$22.7	n/m
Net new brokerage assets(21)	0.2	2.0	n/m	6.2	n/m
Total Net New Assets	$17.6	$26.2	n/m	$28.9	n/m

Organic Net New Assets(22)
Organic net new advisory assets	$17.4	$24.2	n/m	$22.7	n/m
Organic net new brokerage assets	0.2	2.0	n/m	6.2	n/m
Total Organic Net New Assets	$17.6	$26.2	n/m	$28.9	n/m

Net brokerage to advisory conversions(23)	$2.9	$3.4	n/m	$3.3	n/m
Organic advisory NNA annualized growth(24)	10.8%	16.3%	n/m	19.7%	n/m
Total organic NNA annualized growth(24)	5.8%	9.2%	n/m	12.8%	n/m

Net New Advisory Assets
Corporate platform net new advisory assets(25)	$10.6	$17.0	n/m	$17.1	n/m
Independent RIA net new advisory assets(26)	6.8	7.2	n/m	5.6	n/m
Total Net New Advisory Assets	$17.4	$24.2	n/m	$22.7	n/m
Centrally managed net new advisory assets(27)	$3.3	$4.4	n/m	$7.8	n/m

Client Cash Balances
Insured cash account balances	$32.6	$30.0	9%	$37.4	(13%)
Deposit cash account balances	9.4	9.3	1%	7.9	19%
Total Bank Sweep Balances	42.0	39.3	7%	45.3	(7%)
Money market account cash balances	18.2	16.1	13%	1.3	n/m
Purchased money market funds	1.6	1.9	(16%)	1.6	—%
Total Money Market Balances	19.8	18.0	10%	3.0	n/m
Total Client Cash Balances	$61.8	$57.3	8%	$48.3	28%
Client Cash Balances as a % of Total Assets	5.3%	4.7%	60bps	5.0%	30bps

Client Cash Balance Average Fees(28)
Insured cash account average fee - bps	102	101	1	99	3
Deposit cash account average fee - bps	24	19	5	29	(5)
Money market account average fee - bps	7	3	4	3	4
Purchased money market fund average fee - bps	7	6	1	9	(2)
Total Client Cash Balance Average Fee - bps	58	62	(4)	81	(23)

Net buy (sell) activity(29)	$11.0	$16.0	n/m	$17.4	n/m

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	March 2022	February 2022	Feb to March Change	January 2022	December 2021
Advisory and Brokerage Assets
Advisory assets(15)	$624.3	$612.9	2%	$619.6	$643.2
Brokerage assets(16)	538.8	531.9	1%	538.2	563.2
Total Advisory and Brokerage Assets	$1,163.1	$1,144.8	2%	$1,157.8	$1,206.4

Net New Assets (NNA)
Net new advisory assets(20)	$6.0	$5.4	n/m	$5.9	$10.5
Net new brokerage assets(21)	0.3	(0.2)	n/m	0.1	1.6
Total Net New Assets	$6.3	$5.2	n/m	$6.1	$12.1
Net brokerage to advisory conversions(23)	$0.9	$0.9	n/m	$1.2	$1.1

Organic Net New Assets (NNA)(22)
Net new advisory assets(20)	$6.0	$5.4	n/m	$5.9	$10.5
Net new brokerage assets(21)	0.3	(0.2)	n/m	0.1	1.6
Total Organic Net New Assets	$6.3	$5.2	n/m	$6.1	$12.1

Client Cash Balances
Insured cash account balances	$32.6	$29.9	9%	$29.6	$30.0
Deposit cash account balances	9.4	10.5	(10%)	9.7	9.3
Total Bank Sweep Balances	42.0	40.4	4%	39.4	39.3
Money market account cash balances	18.2	18.4	(1%)	17.3	16.1
Purchased money market funds	1.6	1.8	(11%)	1.7	1.9
Total Money Market Balances	19.8	20.1	(1%)	19.0	18.0
Total Client Cash Balances	$61.8	$60.5	2%	$58.4	$57.3

Net buy (sell) activity(29)	$3.5	$4.0	n/m	$3.5	$4.7

Market Drivers
S&P 500 index (end of period)	4,530	4,374	4%	4,516	4,766
Russell 2000 Index (end of period)	2,070	2,048	1%	2,028	2,245
Fed funds effective rate (average bps)	20	8	12bps	8	8

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2022	Q4 2021	Change	Q1 2021	Change
Commission Revenue by Product
Annuities	$299,734	$310,889	(4%)	$280,776	7%
Mutual funds	189,527	198,210	(4%)	173,150	9%
Fixed income	25,205	29,427	(14%)	32,162	(22%)
Equities	34,633	33,604	3%	38,911	(11%)
Other	36,426	40,707	(11%)	32,230	13%
Total commission revenue	$585,525	$612,837	(4%)	$557,229	5%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$106,733	$108,023	(1%)	$95,539	12%
Mutual funds	47,545	46,986	1%	47,279	1%
Fixed income	25,205	29,427	(14%)	32,162	(22%)
Equities	34,633	33,604	3%	38,911	(11%)
Other	26,215	30,342	(14%)	22,382	17%
Total sales-based commissions	$240,331	$248,382	(3%)	$236,273	2%
Trailing commissions
Annuities	$193,001	$202,866	(5%)	$185,237	4%
Mutual funds	141,982	151,224	(6%)	125,871	13%
Other	10,211	10,365	(1%)	9,848	4%
Total trailing commissions	$345,194	$364,455	(5%)	$320,956	8%
Total commission revenue	$585,525	$612,837	(4%)	$557,229	5%

Payout Rate(7)	86.10%	87.60%	(150bps)	85.62%	48bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2022		Q4 2021
Cash and equivalents	$1,009,693		$495,246
Cash at regulated subsidiaries	(828,079)		(284,105)
Excess cash at regulated subsidiaries per the Credit Agreement	88,551		25,846
Corporate Cash(3)	$270,165		$236,987

Corporate Cash(3)
Cash at Parent	$172,924		$202,407
Excess cash at regulated subsidiaries per the Credit Agreement	88,551		25,846
Cash at non-regulated subsidiaries	8,690		8,734
Corporate Cash	$270,165		$236,987

Leverage Ratio
Total debt	$2,745,925		$2,838,600
Total corporate cash	270,165		236,987
Credit Agreement Net Debt	$2,475,760		$2,601,613
Credit Agreement EBITDA (trailing twelve months)(30)	$1,147,662		$1,150,691
Leverage Ratio	2.16	x	2.26	x

	March 31, 2022
Total Debt	Balance	Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+25bps		3.500%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,045,925	LIBOR+175 bps(c)		1.981%	11/12/2026
Senior Unsecured Notes(d)	400,000	4.625% Fixed	4.625%	4.625%	11/15/2027
Senior Unsecured Notes(e)	900,000	4.000% Fixed	4.000%	4.000%	3/15/2029
Senior Unsecured Notes(f)	400,000	4.375% Fixed	4.375%	4.375%	5/15/2031
Unsecured, Uncommitted Lines of Credit(g)	—	Broker Base Rate+75bps		1.000%	9/30/2022
Total / Weighted Average	$2,745,925			3.377%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Unsecured borrowing capacity of $300 million at LPL Financial LLC.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(d)The Senior Unsecured Notes were issued in November 2019 at par.
(e)The Senior Unsecured Notes were issued in March 2021 at par.
(f)The Senior Unsecured Notes were issued in May 2021 at par.
(g)This unsecured, uncommitted line of credit has borrowing capacity of $75 million at LPL Financial.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2022	Q4 2021	Change	Q1 2021	Change
Advisors
Advisors	20,091	19,876	1%	17,672	14%
Net new advisors	215	249	n/m	385	n/m
Annualized advisory fees and commissions per advisor(31)	$327	$326	—%	$293	12%
Average total assets per advisor ($ in millions)(32)	$57.9	$60.7	(5%)	$54.2	7%
Transition assistance loan amortization ($ in millions)(33)	$41.4	$39.6	5%	$30.2	37%
Total client accounts (in millions)	7.3	7.2	1%	6.1	20%

Employees - period end	6,051	5,919	2%	4,815	26%

Productivity Metrics
Services Group subscriptions(34)	3,529	3,022	17%	1,715	106%
Advisory revenues as a % of corporate advisory assets(35)	0.99%	1.00%	(1bps)	1.01%	(2bps)
Gross profit ROA(36)	22.4bps	22.7bps	(0.3bps)	25.2bps	(2.8bps)
OPEX as a % of advisory and brokerage assets(37)	15.3bps	15.3bps	—bps	16.7bps	(1.4bps)
EBIT ROA(38)	7.1bps	7.4bps	(0.3bps)	8.5bps	(1.4bps)
AUM retention rate (quarterly annualized)(39)	98.3%	98.3%	—bps	98.1%	20bps
Recurring gross profit rate(40)	87.2%	85.2%	200bps	82.4%	480bps
EBITDA as a % of gross profit	39.9%	35.0%	490bps	42.0%	(210bps)

Capital expenditure ($ in millions)(41)	$73.5	$76.0	(3%)	$41.1	79%

Share repurchases ($ in millions)	$50.0	$50.0	—%	$—	100%
Dividends ($ in millions)	20.0	20.0	—%	20.0	—%
Total Capital Returned ($ in millions)	$70.0	$70.0	—%	$20.0	n/m
Weighted-average share count, diluted	81.6	81.7	—%	81.6	—%
Total Capital Returned per Share(42)	$0.86	$0.86	—%	$0.25	n/m

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS prior to amortization of intangible assets and acquisition costs and Adjusted net income
EPS prior to amortization of intangible assets and acquisition costs is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and EPS prior to amortization of intangible assets and acquisition costs because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense and brokerage, clearing and exchange expense. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; amortization of other intangibles; brokerage, clearing and exchange; interest expense on borrowings; loss on extinguishment of debt; promotional; acquisition costs; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of core G&A to the Company’s total expense, please see the endnote disclosures of this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for core G&A to an outlook for total expense cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of EBITDA to net income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is consolidated net income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of Credit Agreement EBITDA to net income, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial, associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters, including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment advisor.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which includes LPL Financial LLC and The Private Trust Company N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial LLC, is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1), and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under our revolving credit facility.
(5) Certain financial statement line items in the condensed consolidated statements of income have been reclassified to more closely align with industry practice and the Company's business, and to better serve financial statement users. Prior period amounts have been reclassified to conform to current presentation; however, these reclassifications did not impact total net income.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q1 2022	Q4 2021	Q1 2021
Total revenue	$2,065,693	$2,094,192	$1,707,617
Advisory and commission expense	1,374,134	1,431,157	1,108,899
Brokerage, clearing and exchange expense	22,600	20,372	19,364
Gross profit	$668,959	$642,663	$579,354

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation expense. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands except payout rate):

	Q1 2022	Q4 2021	Q1 2021
Advisory and commission expense	$1,374,134	$1,431,157	$1,108,899
Plus (Less): Advisor deferred compensation expense	31,564	(20,699)	(13,522)
Production-based payout	$1,405,698	$1,410,458	$1,095,377

Advisory and commission revenue	$1,632,622	$1,610,175	$1,279,275

Payout rate	86.10%	87.60%	85.62%
(8) Consists of revenue from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services but does not include fees from client cash programs. Other asset-based revenue is a component of asset-based revenue and is derived from the Company's condensed consolidated statements of income.
(9) Interest income and other, net is a financial measure calculated as interest income plus (less) other revenue, plus (less) advisor deferred compensation expense. Below is a reconciliation of interest income and other, net to the Company’s interest income and other revenue for the periods presented (in thousands):

	Q1 2022	Q4 2021	Q1 2021
Interest income	$7,745	$7,780	$6,518
(Less) Plus: Other revenue	(30,613)	24,506	16,174
Plus (Less): Advisor deferred compensation expense	31,564	(20,699)	(13,522)
Interest income and other, net	$8,696	$11,587	$9,170
(10) Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q1 2022	Q4 2021	Q1 2021
Core G&A Reconciliation
Total expense	$1,892,314	$1,957,633	$1,542,475
Advisory and commission	1,374,134	1,431,157	1,108,899
Depreciation and amortization	45,454	40,816	35,499
Interest expense on borrowings	27,211	27,121	25,059
Brokerage, clearing and exchange	22,600	20,372	19,364
Amortization of other intangibles	21,196	20,373	17,431
Loss on extinguishment of debt	—	—	24,400
Total G&A	401,719	417,794	311,823
Promotional (ongoing)(11)(12)	87,411	86,071	54,181
Acquisition costs(12)	13,323	14,291	2,429
Employee share-based compensation	12,755	9,589	11,356
Regulatory charges	7,323	8,442	7,595
Core G&A	$280,907	$299,401	$236,262
(11) Promotional (ongoing) for the three months ended March 31, 2022 includes $2.3 million of support costs related to full-time employees that are classified within compensation and benefits expense in the condensed consolidated statements of income and excludes $1.9 million of expenses incurred as a result of acquisitions, which are included in the Acquisition costs line item.

(12) Acquisition costs include the costs to setup, onboard and integrate acquired entities. Acquisition costs incurred during the first quarter of 2022 were driven primarily by $5.7 million of compensation and benefits expense, $5.6 million of professional services expense, and $1.9 million of promotional expense. Acquisition costs incurred during the fourth quarter of 2021 were driven primarily by $6.0 million of compensation and benefits expense, $6.0 million of professional services expense, and $1.7 million of promotional expense. Acquisition costs incurred during the first quarter of 2021 were driven primarily by $1.7 million of compensation and benefits expense and $0.6 million of professional services expense.

(13) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of EBITDA to the Company's net income for the periods presented (in thousands):

	Q1 2022	Q4 2021	Q1 2021
EBITDA Reconciliation
Net income	$133,744	$108,081	$129,620
Interest expense on borrowings	27,211	27,121	25,059
Provision for income taxes	39,635	28,478	35,522
Depreciation and amortization	45,454	40,816	35,499
Amortization of other intangibles	21,196	20,373	17,431
EBITDA	$267,240	$224,869	$243,131
(14) Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are non-GAAP financial measures. Please see a description of adjusted net income and EPS prior to amortization of intangible assets and acquisition costs under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs (in thousands, except per share data):

	Q1 2022		Q4 2021		Q1 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$133,744	$1.64	$108,081	$1.32	$129,620	$1.59
Amortization of other intangibles	21,196	0.26	20,373	0.25	17,431	0.21
Acquisition costs	13,323	0.16	14,291	0.17	2,429	0.03
Tax benefit	(9,078)	(0.11)	(9,217)	(0.11)	(5,332)	(0.06)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$159,185	$1.95	$133,528	1.63	$144,148	$1.77
Diluted share count	81,572		81,744		81,622

(15) Consists of total advisory assets under custody at the Company's broker-dealer subsidiary, LPL Financial, and Waddell & Reed, LLC. As of March 31, 2022, there were no advisory assets under custody at Waddell & Reed, LLC.
(16) Consists of total brokerage assets under custody at the Company's broker-dealer subsidiary, LPL Financial, and Waddell & Reed, LLC. As of March 31, 2022, there were no brokerage assets under custody at Waddell & Reed, LLC.
(17) Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC.
(18) Consists of total assets on LPL Financial's independent RIA advisory platform serviced by investment advisor representatives of separate registered investment advisor firms rather than of LPL Financial.
(19) Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(20) Consists of total client deposits into advisory accounts, including advisory assets serviced by former BMO Harris Financial advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively.
(21) Consists of total client deposits into brokerage accounts, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.
(22) Waddell & Reed, LLC assets and net new assets were not included in organic net new assets through Q3 2021 as we completed Waddell & Reed onboarding. Starting in Q4 2021, Waddell & Reed assets and net new assets are included in total organic net new assets.
(23) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(24) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(25) Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees.
(26) Consists of total client deposits into advisory accounts on LPL Financial's independent RIA advisory platform less total client withdrawals from advisory accounts on its independent RIA advisory platform, plus dividends, plus interest, minus advisory fees.
(27) Consists of total client deposits into centrally managed assets accounts less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees.
(28) Calculated by dividing revenue for the period by the average balance during the period.
(29) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received or fees paid.
(30) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (in thousands):

	Q1 2022	Q4 2021
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$463,990	$459,866
Interest expense on borrowings	106,566	104,414
Provision for income taxes	145,576	141,463
Depreciation and amortization	161,382	151,428
Amortization of other intangibles	83,025	79,260
EBITDA	$960,539	$936,431
Credit Agreement Adjustments:
Acquisition costs and other	$101,215	$92,142
Employee share-based compensation expense	43,243	41,844
M&A accretion(43)	40,372	53,550
Advisor share-based compensation expense	2,293	2,324
Loss on extinguishment of debt	—	24,400
Credit Agreement EBITDA (trailing twelve months)	$1,147,662	$1,150,691
(31) Calculated based on the average advisor count from the current period and prior periods.
(32) Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.
(33) Represents amortization expense on forgivable loans for transition assistance to advisors and financial institutions.

(34) Refers to active subscriptions related to professional services offerings (Business Strategy Services (formerly CFO Solutions), Marketing Solutions, and Admin Solutions) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans, and Assurance Plans), as well as planning and advice services (Paraplanning) for which subscriptions are the number of advisors using the service.
(35) Represents advisory revenue as a percentage of Corporate Platform Advisory Assets for the trailing twelve-month period.
(36) Represents gross profit, a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total advisory and brokerage assets for the trailing twelve month period.
(37) Represents operating expense for the trailing twelve month period, excluding production-related expense, divided by average month-end total advisory and brokerage assets for the trailing twelve month period. Production-related expense includes advisory and commission expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses include core G&A, a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation and amortization, and amortization of other intangibles.
(38) EBIT ROA is calculated as gross profit ROA less OPEX as a percentage of advisory and brokerage assets.
(39) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, over the prior-quarter total advisory and brokerage assets.
(40) Recurring gross profit rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.
(41) Capital expenditures represent cash payments for property and equipment during the period.
(42) Total capital returned per share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.
(43) M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.